UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 27, 2023, the Board of Directors (the “Board”) of Altimmune, Inc. (the “Company”) appointed Catherine Sohn, Pharm.D. as a director of the Company’s Board, effective March 23, 2023.

Dr. Sohn (70) has served on the board of directors of Jazz Pharmaceuticals plc, a public commercial-stage biopharmaceutical company, since July 2012, Axcellea Health Inc, a public clinical-stage biopharmaceutical company since August 2019, and Maze Therapeutics, a private clinical-stage biopharmaceutical company since July 2021. Dr. Sohn was formerly senior vice president, worldwide business development, and a member of the global executive committee at GlaxoSmithKline’s Consumer Healthcare division, where she led U.S. and global transactions. Since retiring from GlaxoSmithKline, Dr. Sohn has advised CEOs and boards of private life science companies on strategy, strategic product development, partnering/M&A, commercialization of new medicines and vaccines and culture, in her role as President of Sohn Health Strategies. Dr. Sohn received her Doctor of Pharmacy degree from the University of California, San Francisco, a Corporate Directors Certificate from Harvard Business School, a Certificate of Professional Development from Wharton, a Certificate from Berkley Law for ESG: Navigating the Board’s Role and is a Certified Licensing Professional Emeritus. Dr. Sohn is also an Adjunct Professor at the University of California, San Francisco. The Company’s Board believes that Dr. Sohn’s extensive experience in the biopharmaceutical industry and as a physician make her well qualified to serve as a member of the Board.

Dr. Sohn will be compensated for her service as a non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy and received an initial option award to purchase 47,000 shares of the Company’s common stock pursuant to the Company’s 2017 Omnibus Incentive Plan. As a non-employee director, Dr. Sohn is also entitled to receive an annual cash retainer of $40,000 as a member of the Board.

The Company also entered into an indemnification agreement with Dr. Sohn in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Dr. Sohn and any other persons pursuant to which she was selected as a director, and Dr. Sohn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release issued in connection with this announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press Release of Altimmune, Inc. dated March 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Richard Eisenstadt
Name: Richard Eisenstadt
Title: Chief Financial Officer

Dated: March 27, 2023